UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
May 2, 2010

SCOLR Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31982	91-1689591
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

19204 North Creek Parkway, Suite 100
Bothell, WA 98011
(Address of principal executive offices)

(425) 368-1050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Agreement.

On May 2, 2010, SCOLR Pharma, Inc., a Delaware corporation (the “Company” or “SCOLR”), and RedHill Biopharma Ltd., an Israeli company (“RedHill”), entered into an Exclusive License Agreement (the “Agreement”).

Under the Agreement, SCOLR granted to RedHill exclusive, worldwide, and perpetual rights to produce, market, and sell Ondansetron tablet formulations based on SCOLR’s proprietary extended delivery technology (CDT®).  The Agreement provides for an initial licensing fee of $100,000 payable by RedHill to SCOLR within thirty days of the execution of the Agreement.  Additionally, RedHill is obligated to make milestone payments to SCOLR of $250,000 each upon (i) final marketing approval by the FDA of the Ondansetron product and (ii) the first commercial sale of the product by RedHill.  SCOLR will receive an 8% royalty on sales and sublicense sales royalties actually received by RedHill, net of RedHill’s reasonable marketing and distribution expenses.  The Agreement specifies a maximum payment to SCOLR, including royalties and all other fees, of $30 million.

The Company issued a press release regarding the Agreement on May 6, 2010, a copy of which is attached as Exhibit 99.1 hereto.

Item 9.01                      Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
99.1	SCOLR Pharma, Inc. - Press Release Dated May 6, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOLR PHARMA, INC.
Dated: May 6, 2010	By:	/s/ Richard M. Levy
Chief Financial Officer